UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 26, 2010

China Electric Motor, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34613	26-1357787__________
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

Sunna Motor Industry Park, Jian’an, Fuyong Hi-Tech Park, Baoan District, Shenzhen, Guangdong, China_
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code                             86-755-81499969

________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2010, China Electric Motor, Inc. (the “Company”) entered into amendments to the employment agreements of Shengping Wang, its Chief Technology Officer, and Xinming Xiao, its Chief Operating Officer (the “Amendments”). Pursuant to the Amendments, the Company agreed to grant 25,000 shares of its Common Stock to each of Shengping Wang and Xinming Xiao pursuant to the Company’s 2010 Omnibus Incentive Plan (the “Plan”) on January 29, 2012, which will vest immediately, and an additional 25,000 shares of Common Stock pursuant to the Plan on June 1, 2013. Pursuant to the original employment agreements, the Company had originally agreed to grant 50,000 to each of Shengping Wang and Xinming Xiao within five days of the approval of the Plan by the Company’s stockholders. All other provisions of the original employment agreements remain unchanged.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement with Xinming Xiao dated August 26, 2010.
10.2	Amendment to Employment Agreement with Shengping Wang dated August 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ELECTRIC MOTOR, INC.

Date: August 31, 2010

	By:	/s/ Yue Wang
Name: Yue Wang
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement with Xinming Xiao dated August 26, 2010.
10.2	Amendment to Employment Agreement with Shengping Wang dated August 26, 2010.